UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

Winston Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0132755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Fairway Drive, Suite 134 Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 362-8200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 23, 2009, Joel E. Bernstein, M.D. notified the Board of Directors (the “Board”) of Winston Pharmaceuticals, Inc. (the “Company”) of his resignation as President, Chief Executive Officer and Chairman of the Board of the Company, effective September 22, 2009, while remaining as a member of the Board. The Company anticipates entering into a consulting agreement with Dr. Joel Bernstein on or prior to September 22, 2009. The terms of such consulting agreement have not yet been negotiated or determined.

Pursuant to the Employment Agreement between the Company and Dr. Bernstein dated as of September 25, 2008, and filed as exhibit 10.2 to the Company’s current report on Form 8-K as filed with the Securities and Exchange Commission on October 1, 2008 (the “Employment Agreement”), Dr. Bernstein’s employment with the Company will terminate effective September 22, 2009, with the customary confidentiality, non-compete, and intellectual property ownership provisions, that survive termination as more fully described in the Employment Agreement, surviving such termination.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On July 23, 2009, Joel E. Bernstein, M.D. notified the Board of his resignation as President, Chief Executive Officer and Chairman of the Board of the Company, effective September 22, 2009, while remaining as a member of the Board. The Company anticipates entering into a consulting agreement with Dr. Joel Bernstein on or prior to September 22, 2009. The terms of such consulting agreement have not yet been negotiated or determined. Robert A. Yolles, a Director of the Company since 2008, will succeed Dr. Joel E. Bernstein as the Chairman of the Board.

(c)	On July 24, 2009, the Board elected Jeffrey R. Bernstein, Ph.D. to the position of President and Chief Executive Officer, effective September 22, 2009. Dr. Jeffrey Bernstein is a son of Dr. Joel Bernstein, who, as described in Item 5.02(b) above, has resigned as President, Chief Executive Officer and Chairman of the Board of the Company, effective September 22, 2009. Dr. Jeffrey Bernstein is 39 years old.

Dr. Jeffrey Bernstein graduated Amherst College summa cum laude, was a Fulbright Scholar resident in Japan, and received an A.M. and Ph.D. in Business Economics from Harvard University. Following stints as an Advanced Research Fellow at Harvard and an academic position in public affairs and applied economics at the University of Wisconsin – Madison, Dr. Jeffrey Bernstein joined Winston Laboratories, Inc. (“Winston Labs”) in 2001 where he moved through a succession of positions culminating in Chief Operating Officer from 2005 – 2007. On September 30, 2007, Dr. Jeffrey Bernstein resigned from Winston Labs, and entered into a consulting agreement with such company, effective as of October 1, 2007. He has served as a consultant to Winston Labs since 2007, and to the Company since the consummation of its merger transaction with Winston Labs on September 25, 2008.

The Company anticipates entering into an employment agreement with Dr. Jeffrey Bernstein on or prior to September 22, 2009. The terms of such employment agreement have not yet been negotiated or determined.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Release of Winston Pharmaceuticals, Inc., dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2009	WINSTON PHARMACEUTICALS, INC.

	By:	/s/ Joel E. Bernstein
Joel E. Bernstein, M.D.
Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release of Winston Pharmaceuticals, Inc., dated July 28, 2009.